UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2006

                           EDGEWATER TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)

            Delaware                       0-20971               71-0788538
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
         incorporation)                                     Identification No.)

                             20 Harvard Mill Square
                         Wakefield, Massachusetts 01880

       Registrant's telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01   OTHER EVENTS

         As previously announced, the Company has agreed to expand its current office space at its corporate headquarters in Wakefield, Massachusetts by an additional 35,568 square feet (the "New Space"). On December 6, 2006, the Company entered into an agreement with a general contractor in order to outfit the New Space to conform with the Company's operating needs (the "Fit-Out"). It is expected that Fit-Out expenditures will approximate $1.5 million. The Fit-Out expenditures will be in addition to ongoing lease payments and will be amortized over a ten-year period, corresponding with the term of the lease payments for the New Space.


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SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   December 8, 2006

                                   EDGEWATER TECHNOLOGY, INC.

                                   By:   /s/ Kevin R. Rhodes
                                         --------------------------------------
                                   Name: Kevin R. Rhodes
                                   Title: Chief Financial Officer
                                   (Principal Financial and Accounting Officer)